UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: April 27, 2012

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2012, National CineMedia, Inc.’s (the “Company”) consolidated subsidiary, National CineMedia, LLC (“LLC”), completed a private placement of $400 million aggregate principal amount of 6.00% Senior Secured Notes due 2022 (the “Notes”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The Notes were issued pursuant to an Indenture, dated as of April 27, 2012 (the “Indenture”), by and between LLC and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are the senior secured obligations of LLC, secured by first priority liens, subject to permitted liens, on substantially all of LLC’s properties and assets that secure LLC’s existing senior secured credit facility; however, LLC is permitted by the Indenture to enter into an asset backed loan facility. If LLC enters into an asset backed loan facility, the Notes will be secured by second priority liens on the portion of such collateral consisting of accounts receivable and cash or cash equivalents and first priority liens on the remaining collateral, in each case, subject to permitted liens. The Notes rank equally in right of payment with LLC’s existing and future senior indebtedness, including LLC’s existing senior secured credit facility, any future asset backed loan facility, and LLC’s existing 7.875% Senior Notes due 2021 (the “2021 Notes”), in each case, without giving effect to collateral arrangements. The Notes will be effectively senior to LLC’s existing and future senior unsecured indebtedness, including the 2021 Notes, and any obligations secured by permitted liens on the collateral ranking junior in priority to the liens on the collateral securing the Notes, to the extent of the value of the assets securing the Notes. The Notes will be effectively subordinated to any obligations that are secured by any of LLC’s assets that are not part of the collateral for the Notes or that are secured by liens on the collateral ranking senior in priority to the liens on the collateral securing the Notes (including, if LLC enters into an asset backed loan facility, with respect to the liens on LLC’s accounts receivable and cash or cash equivalents), to the extent of the value of the assets securing the Notes.

The Notes will mature on April 15, 2022. Interest on the Notes accrues at a rate of 6.00% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2012. LLC is obligated to make each interest payment to the holders of record of the Notes as of the immediately preceding April 1 and October 1.

Prior to April 15, 2017, LLC may redeem all or any portion of the Notes, at once or over time, at 100% of the principal amount plus the applicable make-whole premium, plus accrued and unpaid interest, if any, to the redemption date. LLC may redeem all or any portion of the Notes, at once or over time, on or after April 15, 2017 at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to April 15, 2015, LLC may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes from the net proceeds of certain equity offerings at a redemption price equal to 106.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), LLC will be required to make an offer to each holder of Notes to repurchase all of such holder’s Notes for a cash payment equal to 101.00% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, restrict LLC’s ability and the ability of its restricted subsidiaries, if any, to: (1) incur additional debt; (2) make distributions or make certain other restricted payments; (3) make investments; (4) incur liens; (5) sell assets or merge with or into other companies; and (6) enter into transactions with affiliates. All of these restrictive covenants are subject to a number of important exceptions and qualifications. In particular, LLC has the ability to distribute all of its quarterly available cash as a restricted payment or as an investment, if it meets a minimum net senior secured leverage ratio.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults on other indebtedness at maturity or acceleration of or foreclosure under other indebtedness, the failure to pay certain judgments, failure of liens securing the Notes to be enforceable or of the priority required and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, LLC entered into a Registration Rights Agreement, dated as of April 27, 2012 (the “Registration Rights Agreement”), with Barclays Capital Inc., as representative of the Initial Purchasers named therein. Under the Registration Rights Agreement, LLC has agreed to use its commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. LLC is required to use its commercially reasonable best efforts to cause the exchange offer registration statement to become effective, and to hold the exchange offer open for at least 20 business days. In addition, under certain circumstances, LLC will be required to file a registration statement for the resale of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before 270 days after the date of the Registration Rights Agreement, or if certain other events occur which constitute a Registration Default (as defined in the Registration Rights Agreement), LLC will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Credit Facility

On April 27, 2012, LLC entered into an amendment (the “Amendment”) to LLC’s senior secured credit facility dated as of February 13, 2007, as amended, by and among LLC, Barclays Bank PLC, as administrative agent, and certain lenders party thereto (the “Credit Facility”).

Under the Amendment, among other things:

•

the maturity date applicable to $105 million of LLC’s existing revolving credit facility (the “Extended Facility”) under the Credit Facility is extended to April 27, 2017, subject to acceleration as more fully discussed below;

•	the maturity date applicable to $14 million of LLC’s existing revolving credit facility continues to be December 31, 2014;

•	the Extended Facility allows for future extensions and replacement revolving facilities without need for approval from term loan lenders under the existing senior secured credit facility;

•	the negative covenants of LLC are amended to permit LLC to issue the Notes and to grant a first priority lien on assets of LLC for the benefit of the holders of the Notes;

•	LLC is required to use at least $315 million of the net proceeds of the Notes for repayment of term loans;

•

LLC pays an upfront fee of 0.50% of each lender’s revolving credit commitment for the Extended Facility and an amendment fee of 0.10% of the sum of each consenting lender’s outstanding term loans or revolving credit loans, as applicable; and

•

if LLC has not repaid, refinanced or extended the then outstanding term loans under the Credit Facility by December 31, 2014, then the maturity date of the Extended Facility will be accelerated to the later of (i) December 31, 2014 or (ii) if applicable, one year earlier than the extended maturity date of the term loans at such time.

The Amendment also amends certain provisions of the guaranty and collateral agreement dated as of February 13, 2007, between LLC and Barclays Bank PLC, as administrative agent, to permit LLC to grant a first priority lien on assets of LLC for the benefit of the holders of the Notes.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Swap Agreements

In connection with repayment of term loans as provided in the Amendment, a notional amount of LLC’s existing interest rate swaps with Morgan Stanley Capital Services Inc., Credit Suisse International, JPMorgan Chase Bank N.A. and Barclays Bank PLC (the “Swaps”), equal to $325 million (the aggregate amount of the term loan prepayment), were terminated, such that 100% of LLC’s interest rate exposure relating to the remaining term loans will be hedged. LLC paid approximately $40 million in connection with the terminated portions of the Swaps.

The foregoing description of the Swaps is qualified in its entirety by reference to the complete copies of the Confirmations of Swaps and ISDA Master Agreements filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Indenture, the Notes and the Swaps is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Reference	Description

4.1	*	Indenture, dated as of April 27, 2012, by and between National CineMedia, LLC and Wells Fargo Bank, National Association, as trustee.

4.2	*	Form of 6.00% Senior Secured Notes due 2022 (included in Exhibit 4.1).

4.3	*	Registration Rights Agreement, dated as of April 27, 2012, by and between National CineMedia, LLC and Barclays Capital Inc., as representative of the Initial Purchasers named therein.

10.1	*	Amendment No. 3, dated as of April 27, 2012, to Credit Agreement by and among National CineMedia, LLC, Barclays Bank PLC, as administrative agent, and the Lenders party thereto.

10.2	(1)	Confirmation of Swap, dated as of June 12, 2007, between National CineMedia, LLC and Morgan Stanley Capital Services Inc.

10.3	(2)	ISDA Master Agreement dated as of March 2, 2007, between National CineMedia, LLC and Morgan Stanley Capital Services and Schedule.

10.4	(3)	Confirmation of Swap, dated as of July 25, 2007, between National CineMedia, LLC and Credit Suisse International.

Exhibit No.	Reference	Description

10.5	(4)	ISDA Master Agreement dated as of March 2, 2007, between National CineMedia, LLC and Credit Suisse International and Schedule.

10.6	(5)	Confirmation of Swap, dated as of August 6, 2007, between National CineMedia, LLC and JPMorgan Chase Bank, N.A.

10.7	(6)	ISDA Master Agreement dated as of August 6, 2007, between National CineMedia, LLC and JPMorgan Chase Bank, N.A.

10.8	(7)	Confirmation of Swap, dated as of February 16, 2010, between National CineMedia, LLC and Barclays Bank PLC.

10.9	(8)	ISDA Master Agreement dated as of February 4, 2010 between National CineMedia, LLC and Barclays Bank PLC.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 10.1 from the Company’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 10, 2007.
(2)	Incorporated by reference to Exhibit 10.2 from the Company’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 10, 2007.
(3)	Incorporated by reference to Exhibit 10.1 from the Company’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on November 9, 2007.
(4)	Incorporated by reference to Exhibit 10.2 from the Company’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on November 9, 2007.
(5)	Incorporated by reference to Exhibit 10.3 from the Company’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on November 9, 2007.
(6)	Incorporated by reference to Exhibit 10.4 from the Company’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on November 9, 2007.
(7)	Incorporated by reference to Exhibit 10.37 from the Company’s Annual Report on Form 10-K (File No. 001-33296) filed on March 9, 2010.
(8)	Incorporated by reference to Exhibit 10.1 from the Company’s Current Report on Form 8-K (File No. 001-33296) filed on April 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Company and LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated:	April 27, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

NATIONAL CINEMEDIA, LLC
		By:	National CineMedia, Inc., its manager

Dated:	April 27, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary